FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EARNINGS PER SHARE OF $0.35 FOR 4Q 2017
Excluding merger-related charges, deferred tax revaluation and investment securities losses, diluted EPS was $0.97 for 4Q 2017

NASHVILLE, TN, Jan. 16, 2018 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.35 for the quarter ended Dec. 31, 2017, compared to net income per diluted common share of $0.78 for the quarter ended Dec. 31, 2016, a decrease of 55.1 percent. Net income per diluted common share was $2.70 for the year ended Dec. 31, 2017, compared to net income per diluted common share of $2.91 for the year ended Dec. 31, 2016, a decrease of 7.2 percent.
There were several items negatively impacting the firm's most recent quarterly and annual results for 2017 including:

•	Pre-tax merger-related charges of $19.1 million and $31.8 million for the three months and year ended Dec. 31, 2017,

•	Pre-tax investment securities losses of $8.3 million for the three months and year ended Dec. 31, 2017 and

•	After-tax charges related to the revaluation of the firm’s deferred tax assets of $31.5 million for the three months and year ended Dec. 31, 2017.

Excluding the above items, net income per diluted common share was $0.97 and $3.57 for the three months and year ended Dec. 31, 2017, respectively, compared to net income per diluted common share of $0.83 and $3.07 for the three months and year ended Dec. 31, 2016, excluding pre-tax merger-related charges of $3.3 million and $11.7 million, respectively. As a result, net income per diluted common share excluding the above items increased:

•	16.9 percent in the three months ended Dec. 31, 2017, compared to the three months ended Dec. 31, 2016 and,

•	16.3 percent for the year ended Dec. 31, 2017, compared to the year ended Dec. 31, 2016.

"With asset growth of 98.4 percent, revenue growth of 54.3 percent, adjusted fully-diluted earnings per share growth of 16.3 percent and tangible book value per share growth of 18.2 percent, 2017 was likely our best year yet," said M. Terry Turner, Pinnacle's president and chief executive officer. "During 2017, we announced and closed our merger with BNC Bancorp (BNC), that expanded our high-growth franchise to what we believe are the best banking markets in the Carolinas. I could not be prouder of our associates for their tireless efforts to create what I believe is one of the country’s most dynamic regional banking franchises.
"I am particularly excited about our continued growth prospects heading into 2018," Turner said. "We have now completed the BNC brand and technology integrations and are well on our way to a common culture across our four-state footprint. BNC was a double-digit asset grower and remains very strong in the commercial real estate segment. Our strategy has been to continue to support BNC’s high growth commercial real estate practice while further accelerating overall growth rates with the build out of a large commercial and industrial lending practice. In addition to our ongoing hiring in our Tennessee footprint, we have previously disclosed our intent to hire 64 financial advisors in the Carolinas and Virginia over a five-year period. We are excited that hiring has been on that pace, even during this period of transition."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:

•
Revenues for the quarter ended Dec. 31, 2017 were $211.2 million, an increase of $91.1 million, or 75.8 percent, from the quarter ended Dec. 31, 2016 and a decrease of $5.0 million from the $216.2 million recognized in the third quarter of 2017. Excluding investment securities losses, revenues for the quarter ended Dec. 31, 2017 were $219.5 million.

•
Revenue per fully-diluted share was $2.73 for the three months ended Dec. 31, 2017, compared to $2.80 for the third quarter of 2017 and $2.61 for the fourth quarter of 2016. Excluding investment securities losses, revenue per fully-diluted share was $2.83 for the three months ended Dec. 31, 2017.

•	Loans at Dec. 31, 2017 were a record $15.63 billion, an increase of $373.3 million from Sept. 30, 2017 and $7.18 billion from Dec. 31, 2016, reflecting year-over-year growth of 85.0 percent.

•	Deposits at Dec. 31, 2017 were a record $16.45 billion, an increase of $662.1 million from Sept. 30, 2017 and $7.69 billion from Dec. 31, 2016, reflecting year-over-year growth of 87.8 percent.

"We are excited to report $373.3 million in organic loan growth during the fourth quarter of 2017, or a 9.7 percent annualized rate of growth," Turner said. "Including net loan growth for BNC in 2017 prior to our merger, organic loan growth for our combined franchise amounted to $1.73 billion for 2017, representing approximately 12.4 percent growth for this year. Concurrently, we delivered strong earnings growth and impressive profitability metrics. We also added 77 revenue producers to our ranks in 2017, with 27 of these in the Carolinas and Virginia, including 13 hired since we closed our merger with BNC. We spend a lot of time talking about the Carolinas and Virginia, but our Tennessee associates produced record levels of loan and deposit growth in 2017. Loans grew $1.42 billion, or 16.8 percent, while core deposits grew $1.68 billion, or 21.5 percent, in our Tennessee markets in 2017, reflecting tremendous marketing momentum even during a period of significant transition."

FOCUSING ON PROFITABILITY:

•
Return on average assets was 0.48 percent for the fourth quarter of 2017, compared to 1.21 percent for the third quarter of 2017 and 1.30 percent for the fourth quarter last year. Fourth quarter 2017 return on average tangible assets amounted to 0.53 percent, compared to 1.32 percent for the third quarter of 2017 and 1.36 percent for the same quarter last year.

•
Excluding the aforementioned merger-related charges, investment securities losses and the revaluation of deferred tax assets, return on average assets was 1.36 percent for the fourth quarter of 2017, compared to 1.31 percent for the third quarter of 2017 and 1.36 percent for the fourth quarter of 2016.

•
Additionally, excluding the aforementioned merger-related charges, investment securities losses and the revaluation of deferred tax assets, return on average tangible assets was 1.48 percent for the fourth quarter of 2017, compared to 1.43 percent for the third quarter of 2017 and 1.44 percent for the fourth quarter of 2016, respectively.

•
Return on average equity for the fourth quarter of 2017 amounted to 2.87 percent, compared to 6.99 percent for the third quarter of 2017 and 9.61 percent for the same quarter last year. Fourth quarter 2017 return on average tangible equity amounted to 5.76 percent, compared to 14.25 percent for the third quarter of 2017 and 15.49 percent for the same quarter last year.

•
Excluding the aforementioned merger-related charges, investment securities losses and the revaluation of deferred tax assets, return on average tangible equity amounted to 16.11 percent for the fourth quarter of 2017, compared to 15.43 percent for the third quarter of 2017 and 16.24 percent for the fourth quarter of 2016.

"Several years ago we announced profitability targets that we believed would produce top quartile performance for our shareholders over an extended period of time," said Harold R. Carpenter, Pinnacle's chief financial officer. "Outsized returns are critical to rapid tangible book value accretion and, ultimately, the creation of long-term shareholder value. At Dec. 31, 2017, our tangible book value per share was $23.71 per share, compared to $20.06 per share at Dec. 31, 2016, an increase of 18.2 percent despite the impact of a transformational merger and the immediate impact of a meaningful tax law change."

OTHER HIGHLIGHTS:

•	Revenues

•	Net interest income for the quarter ended Dec. 31, 2017 was $174.7 million, compared to $173.2 million for the third quarter of 2017 and $89.4 million for the fourth quarter of 2016.

•
Net interest margin was 3.76 percent for the fourth quarter of 2017, compared to 3.87 percent for the third quarter of 2017 and 3.72 for the fourth quarter last year. Excluding the accretion from the application of fair value accounting for net loans and deposits acquired in our completed mergers, the net interest margin in each respective period would have approximated 3.33 percent for the fourth quarter of 2017, compared to 3.42 percent for the third quarter of 2017 and 3.40 percent the fourth quarter of 2016.

•
Noninterest income for the quarter ended Dec. 31, 2017 was $36.5 million, compared to $43.0 million for the third quarter of 2017 and $30.7 million for the fourth quarter of 2016. Excluding investment securities losses, noninterest income for the three months ended Dec. 31, 2017, amounted to $44.8 million.

•
Net gains from the sale of residential mortgage loans were $3.8 million for the quarter ended Dec. 31, 2017, compared to $6.0 million for the third quarter of 2017 and $2.9 million for the quarter ended Dec. 31, 2016. For the year ended Dec. 31, 2017 net gains on the sale of residential mortgage loans increased 18.2 percent over the year ended Dec. 31, 2016.

•
Wealth management revenues, which include investment, trust and insurance services, were $9.3 million for the quarter ended Dec. 31, 2017, compared to $8.4 million for the third quarter of 2017 and $6.2 million for the quarter ended Dec. 31, 2016. For the year ended Dec. 31, 2017, wealth management revenues increased 35.7 percent over the year ended Dec. 31, 2016.

•
Income from the firm's investment in Bankers Healthcare Group, Inc. (BHG) was $12.4 million for the quarter ended Dec. 31, 2017, compared to $8.9 million for the quarter ended Sept. 30, 2017 and $8.1 million for the fourth quarter last year. Income from the firm's investment in BHG grew 20.9 percent for the year ended Dec. 31, 2017 compared to the year ended Dec. 31, 2016.

"With the tax law change, the fourth quarter of 2017 is obviously noisy in comparison to previous periods," Carpenter said.  "During the fourth quarter, we were able to better position our balance sheet going into 2018. Late in the fourth quarter, we recognized a pre-tax loss of $8.3 million in order to reposition approximately $300 million of investment securities to take advantage of increased tax deductions in 2017 and provide our balance sheet more protection from a potentially flatter yield curve in the future. We expect to fully recoup the losses from these transactions during 2018.
"Also, during the fourth quarter of 2017, accretion from fair value adjustments contributed approximately $19.1 million to our net interest income, compared to $20.5 million during the third quarter of 2017. At Dec. 31, 2017, an estimated $163.5 million discount from loans from past acquisitions remains on our balance sheet.
"We fully expect the biggest driver of incremental revenue growth in 2018 to be the balance sheet growth associated with our hiring success. Our focus will remain on growing share in the commercial and industrial segment, particularly in the Carolinas and Virginia. Recent hires in Tennessee and in the Carolinas and Virginia, combined with our ongoing hiring pipelines, put us in a great position to enhance core revenues over the next several quarters."

•	Noninterest expense

•
Noninterest expense for the quarter ended Dec. 31, 2017 was $123.0 million, compared to $109.7 million in the third quarter of 2017 and $62.8 million in the fourth quarter last year, reflecting a year-over-year increase of 95.9 percent.

•
Salaries and employee benefits were $63.3 million in the fourth quarter of 2017, compared to $64.3 million in the third quarter of 2017 and $38.0 million in the fourth quarter of last year, reflecting a year-over-year increase of 66.7 percent.

•
Included in salaries and employee benefits are costs related to the firm’s 2017 cash incentive plan. Incentive costs for this plan amounted to $6.8 million in the fourth quarter of 2017, compared to $6.9 million in the third quarter of 2017 and $4.9 million in the fourth quarter of last year.

•
The efficiency ratio for the fourth quarter of 2017 increased to 58.2 percent, compared to 50.8 percent for the third quarter of 2017. The ratio of noninterest expenses to average assets increased to 2.22 percent for the fourth quarter of 2017 from 2.05 percent in the third quarter of 2017.

•
Excluding investment securities losses, merger-related charges and other real estate owned (ORE) expense, the efficiency ratio was 47.2 percent for the fourth quarter of 2017, compared to 46.4 percent for the third quarter of 2017, and the ratio of noninterest expense to average assets was 1.87 percent for the fourth quarter of 2017, compared to 1.88 percent for the third quarter of 2017.

"Our synergy case for the BNC merger is substantially complete," Carpenter said. "BNC cost reductions and merger expenses will continue through the first quarter of 2018, albeit at a reduced pace."

•	Asset quality

•
Nonperforming assets increased to 0.55 percent of total loans and ORE at Dec. 31, 2017, compared to 0.51 percent at Sept. 30, 2017 and 0.40 percent at Dec. 31, 2016. Nonperforming assets increased to $85.5 million at Dec. 31, 2017, compared to $78.1 million at Sept. 30, 2017 and $33.7 million at Dec. 31, 2016.

•	The allowance for loan losses represented 0.43 percent of total loans at Dec. 31, 2017, compared to 0.43 percent at Sept. 30, 2017 and 0.70 percent at Dec. 31, 2016.

•	The ratio of the allowance for loan losses to nonperforming loans was 117.0 percent at Dec. 31, 2017, compared to 122.0 percent at Sept. 30, 2017 and 213.9 percent at Dec. 31, 2016.

•
Net charge-offs were $4.2 million for the quarter ended Dec. 31, 2017, compared to $3.7 million for the quarter ended Sept. 30, 2017 and $4.3 million for the quarter ended Dec. 31, 2016. Annualized net charge-offs as a percentage of average loans for the quarter ended Dec. 31, 2017 were 0.13 percent, compared to 0.14 percent for the third quarter of 2017 and 0.21 percent for the fourth quarter of 2016.

•	Provision for loan losses was $6.3 million in the fourth quarter of 2017, compared to $6.9 million in the third quarter of 2017 and $3.0 million in the fourth quarter of 2016.

"Overall, asset quality for our firm remains exceptional," Carpenter said. "Our relationship managers and credit administrators have had another tremendous year in keeping credit losses in check. Our commercial real estate to total risk-based capital ratio increased during the fourth quarter of 2017, and amounts to 297 percent at year end 2017. Obviously, the previously unplanned deferred tax revaluation, the loss on the sale of our securities portfolio and merger-related charges reduced our capital positions at year end. Consequently, we believe this ratio may temporarily exceed 300% of total capital as commercial real estate fundings increase during the first half of 2018 before falling back within our long-term operating range of less than 300 percent of total capital during the last half of 2018."

•	Other Highlights

•
On Jan. 1, 2017, Pinnacle adopted FASB Accounting Standards Update (ASU) 2016-09, Stock Compensation Improvements to Employee Share-Based Payment Activity, which represented a change in accounting for the tax effects related to vesting of common shares and the exercise of stock options previously granted to the firm's employees through its various equity compensation plans. This change resulted in a reduction in fourth quarter 2017 tax expense of $758,000 and a $5.4 million reduction in tax expense for the 2017 fiscal year.

•
Pursuant to the Tax Cuts and Jobs Act signed by President Trump on Dec. 22, 2017, Pinnacle recorded a non-cash charge of $31.5 million related to the revaluation of net deferred tax assets due to the statutory federal income tax rate for corporate entities decreasing from 35 percent to 21 percent for 2018 and the future.

"We are pleased with the new tax law and believe it will be great for our shareholders over the long-term," Turner said. "It is our intent to fully recoup the late 2017 deferred tax revaluation during 2018, even after investing in a number of initiatives aimed at attracting and retaining associates, attracting and retaining clients and improving infrastructure compatible with operating a large and rapidly growing firm. Ultimately, the bulk of the savings should result in increased earnings for our firm."

BOARD OF DIRECTORS DECLARES DIVIDEND

On Jan. 16, 2018, Pinnacle’s Board of Directors approved a quarterly cash dividend of $0.14 per common share to be paid on Feb. 23, 2018 to common shareholders of record as of the close of business on Feb. 2, 2018. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle’s Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CST) on Jan. 17, 2018 to discuss fourth quarter 2017 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm earned a place on Fortune’s 2017 list of 100 Best Companies to Work For in the U.S., and American Banker recognized Pinnacle as the sixth-best bank to work for in 2017.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $22.2 billion in assets as of Dec. 31, 2017. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in 11 primarily urban markets in Tennessee, the Carolinas and Virginia.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.
###

Forward-Looking Statements

All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:  (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such entities', loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) the impact of competition with other financial institutions, including pricing pressures (including those resulting from the Tax Cuts and Jobs Act) and the resulting impact on Pinnacle Financial’s results, including as a result of compression to net interest margin; (vii) greater than anticipated adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina and Virginia,  particularly in commercial and residential real estate markets; (viii) fluctuations or unanticipated changes in interest rates on loans or deposits or that affect the yield curve; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) a merger or acquisition, like Pinnacle Financial's merger with BNC; (xii) risks of expansion into new geographic or product markets; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment resulting from the Tax Cuts and Jobs Act) or otherwise to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) the risk of successful integration of the businesses Pinnacle Financial has recently acquired with its business; (xix) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xx) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Financial contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxi) the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients;  (xxii) the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by the terms of our agreement with them; (xxii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxiv) the risk that the cost savings and any revenue synergies from Pinnacle Financial's merger with BNC may not be realized or take longer than anticipated to be realized; (xxv) disruption from Pinnacle Financial's merger with BNC with customers, suppliers, employee or other business partners relationships; (xxvi) the risk of successful integration of Pinnacle Financial's and BNC's businesses; (xxvii) the amount of the costs, fees, expenses and charges related to Pinnacle Financial's merger with BNC; (xxviii) reputational risk and the reaction of the parties' customers, suppliers, employees or other business partners to Pinnacle Financial's merger with BNC; (xxix) the risk that the integration of Pinnacle Financial's and BNC's operations will be materially delayed or will be more costly or difficult than expected; (xxx) the availability and access to capital; (xxxi) adverse results (including costs, fines, reputational harm and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions; and (xxxii) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters

This release contains certain non-GAAP financial measures, including, without limitation, earnings per diluted share, efficiency ratio, core net interest margin, noninterest expense and the ratio of noninterest expense to average assets and noninterest expense to the sum of net interest income and noninterest income, in each case excluding the impact of expenses related to other real estate owned, gains or losses on sale of investments, the revaluation of Pinnacle Financial’s deferred tax assets and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude expenses associated with Pinnacle Bank's mergers with CapitalMark Bank & Trust, Magna Bank, Avenue Financial Holdings, Inc. and BNC, as well as Pinnacle Financial's and its bank subsidiary's investments in BHG. This release may also contain certain other non-GAAP capital ratios and performance measures. These non-GAAP financial measures exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2017 versus certain periods in 2016 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	December 31, 2017	September 30, 2017	December 31, 2016
ASSETS
Cash and noninterest-bearing due from banks	$176,553,466	$132,324,313	$84,732,291
Interest-bearing due from banks	496,911,376	270,563,317	97,529,713
Federal funds sold and other	106,132,455	5,394,587	1,383,416
Cash and cash equivalents	779,597,297	408,282,217	183,645,420

Securities available-for-sale, at fair value	2,515,283,219	2,880,180,805	1,298,546,056
Securities held-to-maturity (fair value of $20,829,978, $21,021,555, and $25,233,254 at Dec. 31, 2017, Sept. 30, 2017 and Dec. 31, 2016, respectively)	20,762,303	20,847,849	25,251,316
Consumer loans held-for-sale	103,728,658	105,031,578	47,710,120
Commercial loans held-for-sale	25,456,141	20,385,491	22,587,971

Loans	15,633,116,029	15,259,785,972	8,449,924,736
Less allowance for loan losses	(67,240,094)	(65,159,286)	(58,980,475)
Loans, net	15,565,875,935	15,194,626,686	8,390,944,261

Premises and equipment, net	266,013,608	270,136,166	88,904,145
Equity method investment	221,667,490	211,501,901	205,359,844
Accrued interest receivable	57,439,656	54,286,991	28,234,826
Goodwill	1,808,001,781	1,802,534,059	551,593,796
Core deposits and other intangible assets	56,710,268	59,780,903	15,104,038
Other real estate owned	27,830,824	24,338,967	6,089,804
Other assets	757,332,667	738,437,468	330,651,002
Total assets	$22,205,699,847	$21,790,371,081	$11,194,622,599

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$4,381,386,246	$4,099,086,158	$2,399,191,152
Interest-bearing	2,987,290,844	2,571,764,582	1,808,331,784
Savings and money market accounts	6,548,964,272	6,595,639,931	3,714,930,351
Time	2,534,060,910	2,523,094,175	836,853,761
Total deposits	16,451,702,272	15,789,584,846	8,759,307,048
Securities sold under agreements to repurchase	135,262,140	129,557,107	85,706,558
Federal Home Loan Bank advances	1,319,908,629	1,623,946,639	406,304,187
Subordinated debt and other borrowings	465,504,589	465,460,556	350,768,050
Accrued interest payable	10,480,426	10,715,285	5,573,377
Other liabilities	114,889,760	97,757,463	90,267,267
Total liabilities	18,497,747,816	18,117,021,896	9,697,926,487

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, par value $1.00; 90,000,000 shares authorized; 77,739,636, 77,652,143 shares and 46,359,377 shares issued and outstanding at Dec. 31, 2017, Sept. 30, 2017, Dec. 31, 2016, respectively	77,739,636	77,652,143	46,359,377
Additional paid-in capital	3,115,303,675	3,105,577,594	1,083,490,728
Retained earnings	519,144,543	503,270,311	381,072,505
Accumulated other comprehensive loss, net of taxes	(4,235,823)	(13,150,863)	(14,226,498)
Total stockholders' equity	3,707,952,031	3,673,349,185	1,496,696,112
Total liabilities and stockholders' equity	$22,205,699,847	$21,790,371,081	$11,194,622,599

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three months ended			Year ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Interest income:
Loans, including fees	$188,906,900	$183,841,608	$94,197,055	$578,286,155	$335,734,531
Securities
Taxable	12,295,380	12,066,502	5,128,240	39,060,195	19,179,012
Tax-exempt	5,178,321	4,620,340	1,532,728	13,711,759	6,014,037
Federal funds sold and other	1,704,323	1,638,704	635,119	5,080,140	2,681,348
Total interest income	208,084,924	202,167,154	101,493,142	636,138,249	363,608,928

Interest expense:
Deposits	21,367,176	19,103,495	7,302,654	59,583,527	23,917,318
Securities sold under agreements to repurchase	129,191	148,442	46,453	405,837	185,305
Federal Home Loan Bank advances and other borrowings	11,857,840	9,733,510	4,730,661	32,841,874	14,512,024
Total interest expense	33,354,207	28,985,447	12,079,768	92,831,238	38,614,647
Net interest income	174,730,717	173,181,707	89,413,374	543,307,011	324,994,281
Provision for loan losses	6,280,349	6,920,184	3,046,204	23,663,944	18,328,058
Net interest income after provision for loan losses	168,450,368	166,261,523	86,367,170	519,643,067	306,666,223

Noninterest income:
Service charges on deposit accounts	6,077,936	5,920,824	3,849,534	20,032,979	14,500,679
Investment services	4,723,203	3,660,103	3,319,952	14,315,228	10,757,348
Insurance sales commissions	1,961,329	2,123,549	1,177,710	7,404,928	5,309,494
Gains on mortgage loans sold, net	3,839,216	5,962,916	2,868,783	18,624,621	15,754,473
Investment gains (losses) on sales, net	(8,264,639)	—	395,186	(8,264,639)	395,186
Trust fees	2,645,020	2,636,212	1,732,691	8,663,590	6,328,021
Income from equity method investment	12,443,611	8,936,626	8,136,190	37,957,692	31,402,923
Other noninterest income	13,061,979	13,736,779	9,262,461	46,168,416	36,554,938
Total noninterest income	36,487,655	42,977,009	30,742,507	144,902,815	121,003,062

Noninterest expense:
Salaries and employee benefits	63,346,091	64,287,986	37,994,096	209,661,812	140,818,772
Equipment and occupancy	17,114,476	16,590,119	9,227,917	54,091,964	35,071,654
Other real estate, net	251,770	512,490	43,784	1,079,193	395,561
Marketing and other business development	2,092,884	2,222,290	2,385,723	8,321,073	6,536,484
Postage and supplies	1,662,231	1,754,789	1,000,316	5,735,716	3,929,323
Amortization of intangibles	3,070,635	3,077,277	1,136,673	8,815,609	4,281,459
Merger-related expenses	19,103,031	8,847,306	3,264,199	31,843,413	11,746,584
Other noninterest expense	16,331,900	12,443,659	7,711,986	47,011,079	33,505,586
Total noninterest expense	122,973,018	109,735,916	62,764,694	366,559,859	236,285,423
Income before income taxes	81,965,005	99,502,616	54,344,983	297,986,023	191,383,862
Income tax expense	55,167,231	35,060,471	18,248,519	124,006,536	64,159,167
Net income	$26,797,774	$64,442,145	$36,096,464	$173,979,487	$127,224,695

Per share information:
Basic net income per common share	$0.35	$0.84	$0.79	$2.73	$2.96
Diluted net income per common share	$0.35	$0.83	$0.78	$2.70	$2.91

Weighted average shares outstanding:
Basic	76,785,573	76,678,584	45,445,910	63,760,578	43,037,083
Diluted	77,437,013	77,232,098	46,098,020	64,328,189	43,731,992

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2017	2017	2017	2017	2016	2016

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$6,669,610	6,450,042	6,387,372	3,181,584	3,193,496	2,991,940
Consumer real estate - mortgage loans	2,561,214	2,541,180	2,552,927	1,196,375	1,185,917	1,185,966
Construction and land development loans	1,908,288	1,939,809	1,772,799	1,015,127	912,673	930,230
Commercial and industrial loans	4,141,341	3,971,227	3,688,357	2,980,840	2,891,710	2,873,643
Consumer and other	352,663	357,528	357,310	268,106	266,129	259,241
Total loans	15,633,116	15,259,786	14,758,765	8,642,032	8,449,925	8,241,020
Allowance for loan losses	(67,240)	(65,159)	(61,944)	(58,350)	(58,980)	(60,249)
Securities	2,536,046	2,901,029	2,448,198	1,604,774	1,323,797	1,250,357
Total assets	22,205,700	21,790,371	20,886,154	11,724,601	11,194,623	10,978,390
Noninterest-bearing deposits	4,381,386	4,099,086	3,893,603	2,508,680	2,399,191	2,369,225
Total deposits	16,451,702	15,789,585	15,757,475	9,280,597	8,759,307	8,670,146
Securities sold under agreements to repurchase	135,262	129,557	205,008	71,157	85,707	84,317
FHLB advances	1,319,909	1,623,947	725,230	181,264	406,304	382,338
Subordinated debt and other borrowings	465,505	465,461	465,419	350,849	350,768	262,507
Total stockholders' equity	3,707,952	3,673,349	3,615,327	1,723,075	1,496,696	1,475,644

Balance sheet data, quarterly averages:
Total loans	$15,520,255	15,016,642	9,817,139	8,558,267	8,357,201	8,232,963
Securities	2,850,322	2,741,493	1,798,334	1,440,917	1,265,096	1,232,973
Total earning assets	18,809,744	18,137,904	11,885,118	10,261,974	9,884,701	9,794,094
Total assets	21,933,500	21,211,459	13,335,359	11,421,654	11,037,555	10,883,547
Noninterest-bearing deposits	4,165,876	3,953,855	2,746,499	2,434,875	2,445,157	2,304,533
Total deposits	16,091,700	15,828,480	10,394,267	9,099,472	8,791,206	8,454,424
Securities sold under agreements to repurchase	134,983	160,726	99,763	79,681	82,415	87,067
FHLB advances	1,465,145	1,059,032	399,083	212,951	307,039	583,724
Subordinated debt and other borrowings	477,103	473,805	375,249	355,082	319,790	266,934
Total stockholders' equity	3,706,741	3,655,029	2,057,505	1,657,072	1,493,684	1,442,440

Statement of operations data, for the three months ended:
Interest income	$208,085	202,167	123,743	102,143	101,493	97,380
Interest expense	33,354	28,985	17,116	13,376	12,080	10,745
Net interest income	174,731	173,182	106,627	88,767	89,413	86,635
Provision for loan losses	6,281	6,920	6,812	3,651	3,046	6,108
Net interest income after provision for loan losses	168,450	166,262	99,815	85,116	86,367	80,527
Noninterest income	36,488	42,977	35,057	30,382	30,743	31,692
Noninterest expense	122,973	109,736	71,798	62,054	62,765	63,526
Income before taxes	81,965	99,503	63,074	53,444	54,345	48,693
Income tax expense	55,167	35,060	19,988	13,791	18,248	16,316
Net income	$26,798	64,442	43,086	39,653	36,097	32,377

Profitability and other ratios:
Return on avg. assets (1)	0.48%	1.21%	1.30%	1.41%	1.30%	1.18%
Return on avg. equity (1)	2.87%	6.99%	8.40%	9.70%	9.61%	8.93%
Return on avg. tangible common equity (1)	5.76%	14.25%	13.58%	14.74%	15.49%	14.47%
Dividend payout ratio (16)	20.00%	17.34%	18.01%	18.67%	19.31%	19.93%
Net interest margin (1) (2)	3.76%	3.87%	3.68%	3.60%	3.72%	3.60%
Noninterest income to total revenue (3)	17.27%	19.88%	24.74%	25.50%	25.59%	26.78%
Noninterest income to avg. assets (1)	0.66%	0.80%	1.05%	1.08%	1.11%	1.16%
Noninterest exp. to avg. assets (1)	2.22%	2.05%	2.16%	2.20%	2.26%	2.32%
Noninterest expense (excluding ORE expenses, and merger-related charges) to avg. assets (1)	1.87%	1.88%	2.06%	2.17%	2.14%	2.11%
Efficiency ratio (4)	58.22%	50.77%	50.67%	52.08%	52.24%	53.69%
Avg. loans to avg. deposits	96.45%	94.87%	94.45%	94.05%	95.06%	97.38%
Securities to total assets	11.42%	13.31%	11.72%	13.69%	11.82%	11.39%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	December 31, 2017			December 31, 2016
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$15,520,255	$188,907	4.87%	$8,357,201	$94,197	4.60%
Securities
Taxable	2,113,407	12,295	2.31%	1,046,866	5,128	1.95%
Tax-exempt (2)	736,915	5,178	3.74%	218,230	1,533	3.75%
Federal funds sold and other	439,167	1,705	1.54%	262,404	635	0.96%
Total interest-earning assets	18,809,744	$208,085	4.46%	9,884,701	$101,493	4.11%
Nonearning assets
Intangible assets	1,861,739			566,766
Other nonearning assets	1,262,017			586,088
Total assets	$21,933,500			$11,037,555

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$2,688,637	$3,487	0.51%	$1,661,762	$1,319	0.32%
Savings and money market	6,679,876	11,669	0.69%	3,807,287	4,314	0.45%
Time	2,557,311	6,212	0.96%	877,000	1,670	0.76%
Total interest-bearing deposits	11,925,824	21,368	0.71%	6,346,049	7,303	0.46%
Securities sold under agreements to repurchase	134,983	129	0.38%	82,415	46	0.22%
Federal Home Loan Bank advances	1,465,145	6,052	1.64%	307,039	1,064	1.38%
Subordinated debt and other borrowings	477,103	5,805	4.83%	319,790	3,667	4.56%
Total interest-bearing liabilities	14,003,055	33,354	0.95%	7,055,293	12,080	0.68%
Noninterest-bearing deposits	4,165,876	—	—	2,445,157	—	—
Total deposits and interest-bearing liabilities	18,168,931	$33,354	0.73%	9,500,450	$12,080	0.51%
Other liabilities	57,828			43,421
Stockholders' equity	3,706,741			1,493,684
Total liabilities and stockholders' equity	$21,933,500			$11,037,555
Net interest income		$174,731			$89,413
Net interest spread (3)			3.52%			3.43%
Net interest margin (4)			3.76%			3.72%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended December 31, 2017 would have been 3.73% compared to a net interest spread of 3.60% for the quarter ended December 31, 2016.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Year ended			Year ended
	December 31, 2017			December 31, 2016
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$12,254,790	$578,286	4.79%	$7,586,346	$335,735	4.51%
Securities
Taxable	1,724,612	39,060	2.26%	937,710	19,179	2.05%
Tax-exempt (2)	488,478	13,712	3.76%	201,842	6,014	4.00%
Federal funds sold and other	335,491	5,080	1.51%	293,542	2,681	0.91%
Total interest-earning assets	14,803,371	$636,138	4.38%	9,019,440	$363,609	4.06%
Nonearning assets
Intangible assets	1,273,577			509,899
Other nonearning assets	939,269			495,554
Total assets	$17,016,217			$10,024,893

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$2,328,350	$11,261	0.48%	$1,464,671	$4,140	0.28%
Savings and money market	5,455,607	32,844	0.60%	3,426,842	14,289	0.42%
Time	1,765,089	15,479	0.88%	777,343	5,489	0.71%
Total interest-bearing deposits	9,549,046	59,584	0.62%	5,668,856	23,918	0.42%
Securities sold under agreements to repurchase	119,055	406	0.34%	75,981	185	0.24%
Federal Home Loan Bank advances	788,237	12,399	1.57%	481,711	4,136	0.86%
Subordinated debt and other borrowings	420,790	20,442	4.86%	243,905	10,376	4.25%
Total interest-bearing liabilities	10,877,128	92,831	0.85%	6,470,453	38,615	0.60%
Noninterest-bearing deposits	3,331,741	—	—	2,179,398	—	—
Total deposits and interest-bearing liabilities	14,208,869	$92,831	0.65%	8,649,851	$38,615	0.45%
Other liabilities	30,218			31,349
Stockholders' equity	2,777,130			1,343,693
Total liabilities and stockholders' equity	$17,016,217			$10,024,893
Net interest income		$543,307			$324,994
Net interest spread (3)			3.53%			3.46%
Net interest margin (4)			3.76%			3.70%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the year ended December 31, 2017 would have been 3.73% compared to a net interest spread of 3.61% for the year ended December 31, 2016.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2017	2017	2017	2017	2016	2016
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$57,455	53,414	40,217	25,051	27,577	28,487
Other real estate (ORE) and other nonperforming assets (NPAs)	28,028	24,682	25,153	6,235	6,090	5,656
Total nonperforming assets	$85,483	$78,096	$65,370	$31,286	$33,667	$34,143
Past due loans over 90 days and still accruing interest	$4,139	3,010	1,691	1,110	1,134	2,093
Accruing troubled debt restructurings (5)	$6,612	15,157	14,248	14,591	15,009	8,503
Accruing purchase credit impaired loans	$26,719	29,254	34,874	—	—	—
Net loan charge-offs	$4,200	3,705	7,499	4,282	4,314	7,271
Allowance for loan losses to nonaccrual loans	117.0%	122.0%	154.0%	232.9%	213.9%	211.5%
As a percentage of total loans:
Past due accruing loans over 30 days	0.38%	0.24%	0.20%	0.17%	0.26%	0.24%
Potential problem loans (6)	1.05%	0.97%	1.26%	1.27%	1.36%	1.13%
Allowance for loan losses	0.43%	0.43%	0.42%	0.68%	0.70%	0.73%
Nonperforming assets to total loans, ORE and other NPAs	0.55%	0.51%	0.44%	0.36%	0.40%	0.41%
Nonperforming assets to total assets	0.38%	0.36%	0.31%	0.27%	0.30%	0.31%
Classified asset ratio (Pinnacle Bank) (8)	12.9%	12.7%	14.2%	12.9%	16.4%	15.2%
Annualized net loan charge-offs to avg. loans (7)	0.13%	0.14%	0.17%	0.20%	0.21%	0.35%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.5	4.5	4.6

Interest rates and yields:
Loans	4.87%	4.91%	4.66%	4.49%	4.60%	4.43%
Securities	2.68%	2.64%	2.51%	2.44%	2.26%	2.29%
Total earning assets	4.46%	4.50%	4.21%	4.06%	4.11%	3.98%
Total deposits, including non-interest bearing	0.53%	0.48%	0.42%	0.36%	0.33%	0.31%
Securities sold under agreements to repurchase	0.38%	0.37%	0.32%	0.25%	0.22%	0.23%
FHLB advances	1.64%	1.48%	1.49%	1.72%	1.38%	0.87%
Subordinated debt and other borrowings	4.83%	4.84%	4.87%	4.92%	4.56%	4.15%
Total deposits and interest-bearing liabilities	0.73%	0.66%	0.61%	0.56%	0.51%	0.46%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	16.7%	16.9%	17.3%	14.7%	13.4%	13.4%
Common equity Tier one	9.2%	9.4%	9.5%	9.8%	7.9%	7.6%
Tier one risk-based	9.2%	9.4%	9.5%	10.6%	8.6%	8.4%
Total risk-based	12.0%	12.3%	12.6%	13.7%	11.9%	10.5%
Leverage	8.7%	8.9%	14.5%	10.3%	8.6%	8.3%
Tangible common equity to tangible assets	9.1%	9.1%	9.2%	10.4%	8.8%	8.7%
Pinnacle Bank ratios:
Common equity Tier one	10.3%	10.7%	11.0%	11.1%	9.3%	8.6%
Tier one risk-based	10.3%	10.7%	11.0%	11.1%	9.3%	8.6%
Total risk-based	11.4%	11.8%	12.1%	12.9%	11.2%	10.5%
Leverage	9.7%	10.1%	16.7%	10.9%	9.2%	8.6%
Construction and land development loans as a percent of total capital (19)	89.4%	88.1%	85.1%	75.2%	80.3%	87.9%
Non-owner occupied commercial real estate and multi-family as a percent of total capital (19)	297.1%	289.1%	286.4%	220.9%	256.0%	265.5%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2017	2017	2017	2017	2016	2016

Per share data:
Earnings – basic	$0.35	0.84	0.81	0.83	0.79	0.71
Earnings - basic, excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	$0.98	0.91	0.85	0.84	0.84	0.79
Earnings – diluted	$0.35	0.83	0.80	0.82	0.78	0.71
Earnings - diluted, excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	$0.97	0.90	0.84	0.83	0.83	0.78
Common dividends per share	$0.14	0.14	0.14	0.14	0.14	0.14
Book value per common share at quarter end (9)	$47.70	47.31	46.56	34.61	32.28	31.97
Tangible book value per common share at quarter end (9)	$23.71	23.32	22.58	23.25	20.06	19.69

Investor information:
Closing sales price on last trading day of quarter	$66.30	66.95	62.80	66.45	69.30	54.08
High closing sales price during quarter	$69.30	66.95	69.10	71.05	71.15	57.26
Low closing sales price during quarter	$63.85	58.50	60.00	66.45	49.70	47.44

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$289,149	299,763	245,574	160,740	221,126	214,394
Gross fees (10)	$7,364	9,050	7,361	4,427	6,535	6,702
Gross fees as a percentage of loans originated	2.55%	3.02%	3.00%	2.75%	2.96%	3.13%
Net gain on mortgage loans sold	$3,839	5,963	4,668	4,155	2,869	5,097
Investment gains (losses) on sales of securities, net (15)	$(8,265)	—	—	—	395	—
Brokerage account assets, at quarter end (11)	$3,266,936	2,979,936	2,815,501	2,280,355	2,198,334	2,090,316
Trust account managed assets, at quarter end	$1,837,233	1,880,488	1,804,811	1,011,964	1,002,742	978,356
Core deposits (12)	$14,257,108	13,609,194	13,529,398	8,288,247	7,834,973	7,714,552
Core deposits to total funding (12)	77.6%	75.6%	78.9%	83.4%	81.6%	82.1%
Risk-weighted assets	$18,812,653	18,164,765	17,285,264	10,489,944	10,210,711	10,020,690
Number of offices	114	123	121	45	45	45
Total deposits per office	$125,062	110,644	111,813	184,183	174,111	171,434
Total assets per full-time equivalent employee	$10,415	9,930	9,398	9,630	9,491	9,323
Annualized revenues per full-time equivalent employee	$393.1	390.8	255.7	396.9	405.3	399.8
Annualized expenses per full-time equivalent employee	$228.8	198.4	129.6	206.7	211.7	214.6
Number of employees (full-time equivalent)	2,132.0	2,194.5	2,222.5	1,217.5	1,179.5	1,177.5
Associate retention rate (13)	93.5%	98.3%	87.1%	92.9%	92.7%	93.9%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2017	2017	2017	2017	2016	2016

Net interest income	$174,731	173,182	106,627	88,767	89,413	86,635

Noninterest income	36,488	42,977	35,057	30,382	30,743	31,692
Total revenues	211,219	216,159	141,684	119,149	120,156	118,327
Less: Investment (gains) and losses on sales of securities, net	8,265	—	—	—	(395)	—
Total revenues excluding the impact of investment (gains) and losses on sales of securities, net	219,484	216,159	141,684	119,149	119,761	118,327

Noninterest expense	122,973	109,736	71,798	62,054	62,765	63,526
Less: Other real estate expense	252	512	63	252	44	17
Merger-related charges	19,103	8,847	3,221	672	3,264	5,672
Noninterest expense excluding the impact of other real estate expense and merger-related charges	103,618	100,377	68,514	61,130	59,457	57,837

Adjusted pre-tax pre-provision income (14)	$115,866	115,782	73,170	58,019	60,304	60,490

Efficiency ratio (4)	58.22%	50.77%	50.67%	52.08%	52.24%	53.69%
Adjustment due to investment gains and losses, ORE expense and merger-related charges	(11.01%)	(4.33%)	(2.30%)	(0.77%)	(2.59%)	(4.81%)
Efficiency ratio (excluding investment gains and losses, ORE expense, and merger-related charges)	47.21%	46.44%	48.37%	51.31%	49.65%	48.88%

Total average assets	$21,933,500	21,211,459	13,335,359	11,421,654	11,037,555	10,883,547

Noninterest income to avg. assets	0.66%	0.80%	1.05%	1.08%	1.11%	1.16%
Adjustment due investment (gains) and losses on sales of securities, net	0.15%	—%	—%	—%	(0.02)%	—%
Noninterest income (excluding investment (gains) losses on sales of securities, net) to avg. assets	0.81%	0.80%	1.05%	1.08%	1.09%	1.16%

Noninterest expense to avg. assets	2.22%	2.05%	2.16%	2.20%	2.26%	2.32%
Adjustment due to ORE expenses and merger-related charges	(0.35%)	(0.17%)	(0.10%)	(0.03%)	(0.12%)	(0.21%)
Noninterest expense (excluding ORE expense, and merger-related charges) to avg. assets (1)	1.87%	1.88%	2.06%	2.17%	2.14%	2.11%

Net income	$26,798	64,442	43,086	39,653	36,097	32,377
Merger-related charges	19,103	8,847	3,221	672	3,264	5,672
Investment (gains) losses	8,265	—	—	—	(395)	—
Tax effect on merger-related charges and investment (gains) losses (18)	(10,736)	(3,471)	(1,264)	(264)	(1,126)	(2,225)
Revaluation of deferred tax assets	31,486	—	—	—	—	—
Net income excluding merger-related charges, gains and losses on sale of investment securities and revaluation of deferred tax assets	$74,916	69,818	45,043	40,061	37,840	35,824

Basic earnings per share	$0.35	0.84	0.81	0.83	0.79	0.71
Adjustment due to merger-related charges, gains and losses on sale of investment securities and revaluation of deferred tax assets	0.63	0.07	0.04	0.01	0.04	0.08
Basic earnings per share excluding merger-related charges, gains and losses on sale of investment securities and revaluation of deferred tax assets	$0.98	0.91	0.85	0.84	0.83	0.79

Diluted earnings per share	$0.35	0.83	0.80	0.82	0.78	0.71
Adjustment due to merger-related charges, gains and losses on sale of investment securities and revaluation of deferred tax assets	0.62	0.07	0.04	0.01	0.04	0.07
Diluted earnings per share excluding merger-related charges, gains and losses on sale of investment securities and revaluation of deferred tax assets	$0.97	0.90	0.84	0.83	0.82	0.78

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2017	2017	2017	2017	2016	2016

Return on average assets	0.48%	1.21%	1.30%	1.41%	1.30%	1.18%
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	0.88%	0.10%	0.05%	0.01%	0.06%	0.13%
Return on average assets (excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets)	1.36%	1.31%	1.35%	1.42%	1.36%	1.31%

Tangible assets:
Total assets	$22,205,700	21,790,371	20,886,154	11,724,601	11,194,623	10,978,390
Less: Goodwill	(1,808,002)	(1,802,534)	(1,800,742)	(551,546)	(551,594)	(550,580)
Core deposit and other intangible assets	(56,710)	(59,781)	(60,964)	(13,908)	(15,104)	(16,241)
Net tangible assets	$20,340,988	19,928,056	19,024,448	11,159,147	10,627,925	10,411,569

Tangible equity:
Total stockholders' equity	$3,707,952	3,673,349	3,615,327	1,723,075	1,496,696	1,475,644
Less: Goodwill	(1,808,002)	(1,802,534)	(1,800,742)	(551,546)	(551,594)	(550,580)
Core deposit and other intangible assets	(56,710)	(59,781)	(60,964)	(13,908)	(15,104)	(16,241)
Net tangible common equity	$1,843,240	1,811,034	1,753,621	1,157,621	929,998	908,823

Ratio of tangible common equity to tangible assets	9.06%	9.09%	9.22%	10.37%	8.75%	8.73%

Average tangible assets:
Average assets	$21,933,500	21,211,459	13,335,359	11,421,654	11,037,555	10,883,547
Less: Average goodwill	(1,803,546)	(1,800,761)	(760,646)	(551,548)	(551,042)	(541,153)
Core deposit and other intangible assets	(58,192)	(59,521)	(23,957)	(14,674)	(15,724)	(11,296)
Net average tangible assets	$20,071,762	19,351,177	12,550,756	10,855,432	10,470,789	10,331,098

Return on average assets	0.48%	1.21%	1.30%	1.41%	1.30%	1.18%
Adjustment due to goodwill, core deposit and other intangible assets	0.05%	0.11%	0.08%	0.06%	0.06%	0.09%
Return on average tangible assets	0.53%	1.32%	1.38%	1.47%	1.36%	1.27%
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	0.95%	0.11%	0.06%	0.01%	0.08%	0.12%
Return on average tangible assets (excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets)	1.48%	1.43%	1.44%	1.48%	1.44%	1.39%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2017	2017	2017	2017	2016	2016

Average tangible stockholders' equity:
Average stockholders' equity	$3,706,741	3,655,029	2,057,505	1,657,072	1,493,684	1,442,440
Less: Average goodwill	(1,803,546)	(1,800,761)	(760,646)	(551,548)	(551,042)	(541,153)
Core deposit and other intangible assets	(58,192)	(59,521)	(23,957)	(14,674)	(15,724)	(11,296)
Net average tangible common equity	$1,845,003	1,794,747	1,272,902	1,090,850	926,918	889,991

Return on average common equity	2.87%	6.99%	8.40%	9.70%	9.61%	8.93%
Adjustment due to goodwill, core deposit and other intangible assets	2.89%	7.26%	5.18%	5.04%	5.88%	5.54%
Return on average tangible common equity (1)	5.76%	14.25%	13.58%	14.74%	15.49%	14.47%
Adjustment due to merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets	10.35%	1.18%	0.61%	0.15%	0.75%	1.54%
Return on average tangible common equity (excluding merger-related charges, gains and losses on sales of investment securities and revaluation of deferred tax assets)	16.11%	15.43%	14.19%	14.89%	16.24%	16.01%

Total average assets	$21,933,500	21,211,459	13,335,359	11,421,654	11,037,555	10,883,547

Revenue per diluted share	$2.73	2.80	2.64	2.46	2.61	2.58
Adjustment due to investment (gains) losses on sales of securities, net	0.10	—	—	—	(0.01)	—
Revenue per diluted share (excluding investment (gains) losses on sales of securities, net)	$2.83	2.80	2.64	2.46	2.60	2.58

Net interest margin	3.76%	3.87%	3.68%	3.60%	3.72%	3.60%
Adjustment due to accretion from fair value accounting	0.43%	0.45%	0.23%	0.21%	0.32%	0.21%
Core net interest margin	3.33%	3.42%	3.45%	3.39%	3.40%	3.39%

Equity Method Investment (17)
Fee income from BHG, net of amortization	$12,444	8,937	8,755	7,823	8,136	8,475
Funding cost to support investment	2,034	1,951	1,844	1,775	1,797	1,760
Pre-tax impact of BHG	10,410	6,986	6,911	6,048	6,339	6,715
Income tax expense at statutory rates	4,084	2,741	2,711	2,373	2,487	2,634
Earnings attributable to BHG	$6,326	4,245	4,200	3,675	3,852	4,081

Basic earnings per share attributable to BHG	$0.08	0.06	0.08	0.08	0.08	0.09
Diluted earnings per share attributable to BHG	$0.08	0.06	0.08	0.08	0.08	0.09

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt prepayments include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings. Data presented represents legacy Pinnacle portfolio at period end date.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.

9. Book value per share computed by dividing total stockholders' equity by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end. Associate retention rate does not include associates at acquired institutions displaced by merger.

14.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments of securities, net, as well as other real estate owned expenses and merger-related charges.

15. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

16. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
17. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.

18. Tax effect calculated using the blended statutory rate of 39.23% for all periods presented.
19. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.